UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2021

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, NC 27604
(Address of principal executive offices) (Zip Code)
919-872-4924
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $.01 par value, of Highwoods Properties, Inc.	HIW	New York Stock Exchange

Item 1.01.    Entry into a Material Definitive Agreement.

Unless otherwise indicated or the context requires otherwise, in this report references to “we,” “us” and “our” refer to Highwoods Properties, Inc. and its consolidated subsidiaries, including Highwoods Realty Limited Partnership.

Planned Investment and Financing Activities

On April 16, 2021, we agreed to acquire a portfolio of office assets from Preferred Apartment Communities, Inc. (NYSE:APTS) (“PAC”). The core portfolio to be acquired consists of the following four Class A office assets in Charlotte and Raleigh, which encompass 1,630,000 square feet in total, and one mixed-use redevelopment site in Atlanta: 150 Fayetteville, Raleigh (CBD); CAPTRUST Tower, Raleigh (North Hills); Capitol Towers, Charlotte (SouthPark); Morrocroft Centre, Charlotte (SouthPark); and Galleria 75, Atlanta (Cumberland/Galleria). We have also agreed to acquire two non-core assets: a mezzanine loan related to a recently constructed office building in Atlanta; and Armour Yards, a multi-building creative office project in Atlanta. Our total investment, including the estimated value of the non-core assets, is expected to be $769 million, which includes $28 million of near-term building improvements and $5 million of transaction costs. The transaction is expected to include, among other things, the assumption of four secured loans collateralized by the core office buildings estimated to be recorded at fair value of $403 million in the aggregate, with a weighted average effective interest rate of 3.7% and a weighted average maturity of 10.8 years. The value of the non-core assets represents less than 12% of the anticipated total investment. The acquisition, which is subject to customary closing conditions, is scheduled to close during the third quarter of 2021. We have posted $50 million of earnest money deposits that are non-refundable except in limited circumstances. As part of the transaction, PAC will separately market Armour Yards for sale to a third party. If PAC chooses not to sell Armour Yards to a third party, we will close on the acquisition of the creative office project no later than the first quarter of 2022.

We plan to fund the initial $250 million cash portion of the purchase price with borrowings under our current $750 million unsecured revolving credit facility and an expected $200 million, six-month unsecured bridge facility from JPMorgan Chase Bank, N.A. Both facilities bear interest at LIBOR plus 90 basis points. The bridge facility, which is subject to definitive documentation and customary conditions, can be extended at our option for an additional six-month period and will contain financial and other covenants that are similar to the covenants under our revolving credit facility.

Our plan is to ultimately fund the acquisition primarily by accelerating the sale of $500 to $600 million of existing non-core assets by mid-2022, approximately half of which is planned to close by year-end 2021. We can provide no assurances, however, that we will dispose of any assets on favorable terms, or at all, because the dispositions are subject to the negotiation and execution of sale agreements and would then be subject to the buyers’ completion of satisfactory due diligence and other customary closing conditions. Approximately $250 million, or an amount equal to the cash portion of the purchase price, of the planned dispositions are expected to qualify for tax-deferred treatment under Section 1031 of the Internal Revenue Code.

Forward-Looking Statements

Certain matters discussed herein are forward-looking statements within the meaning of the federal securities laws, such as: the planned acquisition of a portfolio of office assets from PAC on the terms described above; the terms of the bridge facility; the planned sales of non-core assets and expected pricing and impact with respect to such sales, including the tax impact of such sales; the anticipated total investment, projected leasing activity, estimated replacement cost and expected net operating income of acquired properties and properties to be developed; and expected future leverage. These statements are distinguished by use of the words “will,” “expect,” “intend,” “plan,” “anticipate” and words of similar meaning. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that our expectations will be achieved.

Factors that could cause actual results to differ materially from our current expectations include, among others, the following: closing of the planned acquisition of a portfolio of office assets from PAC may not occur on the terms described herein or at all; buyers may not be available and pricing may not be adequate with respect to the planned dispositions of non-core assets; comparable sales data on which we based our expectations with respect to the sales price of the non-core assets may not reflect current market trends; anticipated G&A expense savings may not be realized; the financial condition of our customers could deteriorate; development activity by our competitors in our existing markets could result in excessive supply of properties relative to customer demand; development, acquisition, reinvestment, disposition or joint venture projects may not be completed as quickly or on as favorable terms as anticipated; we may not be able to lease or re-lease second generation space quickly or on as favorable terms as old leases; our markets may suffer declines in economic growth; we may not be able to lease our newly constructed buildings as quickly or on as favorable terms as originally anticipated; unanticipated increases in interest rates could increase our debt service costs; unanticipated increases in operating expenses could negatively impact our NOI; we may not be able to meet our liquidity requirements or obtain capital on favorable terms to fund our working capital needs and growth initiatives or to repay or refinance outstanding debt upon maturity; we could lose key executive officers; and others detailed in our 2020 Annual Report on Form 10-K and subsequent SEC reports.

Item 7.01.    Regulation FD Disclosure.

Pursuant to a press release on April 19, 2021, we announced a series of planned investment and financing activities. See Item 1.01. A copy of the press release is furnished as Exhibit 99 hereto and incorporated herein by reference.

The information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99 to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99 to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

No.    Description

99    Press Release dated April 19, 2021
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Executive Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Executive Vice President, General Counsel and Secretary

Dated: April 19, 2021